UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2021, the Board of Directors (the “Board”) of Minim, Inc. (the “Company”) and the Compensation Committee of the Board (the “Compensation Committee”) adopted and approved the Minim, Inc. Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and the Minim, Inc. Non-Employee Directors Compensation Plan (the “Non-Employee Directors Plan”, and together with the Omnibus Plan, the “Plans”), subject to stockholder approval at the Company’s 2022 annual meeting of stockholders.

The Omnibus Plan provides for the grant of awards to eligible employees, directors, and consultants in the form of stock options, stock appreciation rights (“SARs”), restricted stock, unrestricted shares, restricted stock units (“RSUs”), performance units, and cash-based awards. The Omnibus Plan is a successor to the Company’s 2019 Stock Option Plan (the “2019 Plan”) and, accordingly, no new grants will be made under the 2019 Plan from and after the effective date of the Omnibus Plan. The Omnibus Plan has a term of 10 years and authorizes the issuance of up to 3,000,000 shares of the Company’s common stock.

The purpose of the Omnibus Plan is to optimize the profitability and growth of the Company through incentives that link the personal interests of employees, directors and consultants to those of the Company’s stockholders, to provide participants with an incentive for excellence in individual performance, and to promote teamwork.

The Non-Employee Directors Plan provides for the grant of awards to eligible non-employee directors in the form of stock options, SARs, stock awards, and RSUs. The Non-Employee Directors Plan is a successor to the Company’s 2019 Directors Stock Option Plan (the “2019 Directors Plan”) and, accordingly, no new grants will be made under the 2019 Directors Plan from and after the effective date of the Non-Employee Directors Plan. The Non-Employee Directors Plan has a term of 10 years and authorizes the issuance of up to 1,250,000 shares of the Company’s common stock.

The objectives of the Non-Employee Directors Plan are to optimize the profitability and growth of the Company and align the personal interests of directors to those of the Company’s stockholders and to provide flexibility to the Company in its ability to motivate, attract, and retain the services of directors who make significant contributions to the success of the Company.

The Plans contain certain restrictions and limitations including, but not limited to, the following: (i) stock options and SARs must generally be granted with an exercise price equal to or greater than the fair market value of a share of the Company’s common stock on the date of grant; (ii) the Non-Employee Director Plan limits the aggregate number of shares that may be awarded annually to any participant to 20,000 shares of stock, restricted stock, or RSUs, and to 30,000 shares subject to stock options or SARs; (iii) stock-based awards that vest solely based on service are subject to a minimum vesting period of at least one year of service; and (iv) stockholder approval is required for material amendments to the Plans, including any increase in the maximum number of shares of the Company’s common stock that may be issued under the Plans.

The Compensation Committee will administer the Plans and has the power to determine the size and types of awards granted and may, in its discretion, determine the performance measure(s) to be used for purposes of awards that are to be performance-based.

The foregoing descriptions and summaries of the Plans do not purport to be complete and are qualified in their entirety by reference to the full text of the Omnibus Plan and Non-Employee Director Plan, attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, which are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Minim, Inc. Omnibus Incentive Compensation Plan
10.2	Minim, Inc. Non-Employee Directors Compensation Plan
10.3	Form of Executive Officer Restricted Stock Unit Award Agreement
10.4	Form of Director Restricted Stock Unit Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2021	MINIM, INC.

	By:	/s/ Sean Doherty
	Name:	Sean Doherty
	Title:	Chief Financial Officer